Exhibit 99.1

EOS Petro Executes Binding Agreements
with Buccaneer Energy Limited

EOS Petro, Inc. (OTC: EOPT)(“EOS”) (August 22, 2013) today announced that it has closed the farm-out of certain Alaskan projects by the execution of a binding Participation Agreement (“PA”) and Joint Operating Agreement (“JOA”) with Buccaneer Energy Limited (“Buccaneer”) (ASX: BCC), an Australia-based public company. Chrystal Capital LLP, a London-based corporate finance firm, first introduced EOS to Buccaneer in early January.

“We are looking forward to working with Buccaneer Energy on these projects in the Cook Inlet of Alaska,” said Nikolas Konstant, Chairman of EOS. “We look for projects with the right risk profile for development and have become convinced that Buccaneer’s operations in Alaska will provide that for us. Being able to partner with an established operator on permitted projects that are ready to drill is ideal.”

Curtis Burton, CEO of Buccaneer, added, “Bringing on a partner like EOS is a key component to our long-terms strategy, one that we have been pursuing for quite some time. We are very pleased to have accomplished this objective, as it will help us better leverage our assets to continue to provide returns for our shareholders. With a clean balance sheet, onshore operations ramping up and an offshore program that is just beginning, we believe the prospects for Buccaneer are extremely bright – the remainder of 2013 and through 2014 will be a very exciting time for the company.”

EOS will earn, or have a right to earn, a 50.0% working interest in the following projects, which are either 100% owned by Buccaneer or that Buccaneer has the right to earn a 100% of the interest:

•	Southern Cross Unit - Offshore;
•	North Cook Inlet Unit Deep Oil Rights – Offshore; and
•	West Eagle - Onshore.

In addition, EOS will have an option to earn a 50% working interest in Buccaneer’s North West Cook Inlet Unit under the same terms. Buccaneer will retain a 50% working interest in, and will be the Operator of, each of the projects.

EOS will pay 100% of the costs associated with the first two wells in each of the above projects, and EOS’ 50% working interest will be assigned to it upon the funding of the first commitment well of the Southern Cross Unit. Based upon information provided to EOS by Buccaneer, EOS anticipates its 50% working interest will amount to 1P reserves of 8.10 Million Barrels of Oil Equivalent (“MMBOE”) and 2P reserves of 25.70 MMBOE. Total gross expenditure by EOS under these agreements is expected to be between US$150.0 - US$200.0 million.

Additionally, EOS will utilize Buccaneer’s team of geologists and geophysicists, on a cost plus basis, to evaluate other opportunities that the two companies may partner in. This provides EOS with a team of highly qualified specialists with experience in Alaska, the lower 48 states, the Gulf of Mexico and other international locations.

Unless otherwise agreed by Buccaneer, all the offshore wells will be drilled using the Endeavour offshore jack-up rig and all the onshore wells by the Glacier onshore rig. Buccaneer currently has both of these rigs under a long term contract.

The Endeavour offshore rig is currently being mobilized to the Southern Cross Unit to drill the first well in the farm-out program. The Glacier onshore rig is currently drilling the Kenai Loop # 1-4 well, on completion of this it will be mobilized to the West Eagle project on the southern end of the Kenai Peninsula to commence drilling the West Eagle # 1 well.

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Buccaneer will retain its existing working interest in both the Kenai Loop Project (100%) and Cosmopolitan Project (25%).

About EOS Petro

EOS is an American company primarily in the business of acquiring, exploring and developing oil and gas-related assets, both domestically and internationally. EOS’ current, active properties are located in the Illinois Basin.

About Buccaneer Energy

Buccaneer is an Australian listed company focused on developing its 100% owned oil & gas assets in Alaska. Buccaneer's flagship projects are a series of onshore and offshore developmental and exploration prospects in Alaska’s Cook Inlet.

Buccaneer has a three-pronged cash flow strategy:

•	Developing the 100% owned Kenai Loop onshore gas project with independently assessed 6.4 MMBOE in 2P Reserves;
•	Operating an offshore jack-up rig for use by third-parties in the Cook Inlet; and
•	Developing its offshore Cook Inlet projects that have independently assessed 150.8 MMBOE in 2P Reserves / P50 Resources using the acquired jack-up rig.

Buccaneer has a 50/50 joint venture with Singaporean-based Ezion, a leader in the development, ownership and chartering of strategic offshore assets, and the Alaskan Industrial Development and Export Authority (“AIDEA”). This joint venture has acquired the jack-up rig “Endeavour” which is capable of drilling in all areas of the Cook Inlet, the Beaufort Sea and the Chukchi Sea. Mobilization of the Endeavour into the Cook Inlet was completed in late August 2012.

The Alaskan Government is supportive of oil and gas in the Cook Inlet. There are a number of fiscal incentive programs for exploration and development in the Cook Inlet.

Buccaneer has two onshore wells at Kenai Loop producing at a combined rate of 10.0 MMCFD (1,666 BOEPD). Buccaneer expects this to increase to 11 - 12 MMCFD (1,833 – 2,000 BOEPD) if a third gas sales contract can be finalized in the coming months.

Buccaneer also has major working interests in Texas and the Gulf of Mexico.

Forward Looking Statements

This press release contains or is based upon projections, expectations, beliefs, plans, objectives, assumptions, descriptions of future events or performances and other similar statements that constitute “forward looking statements” that involve risks and uncertainties, many of which are beyond our control. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. All statements, other than statements of historical facts, included in this press release regarding our expectations, objectives, assumptions, strategy, future operations, well production, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Our actual results could differ materially and adversely from historical results and from those anticipated in such forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: well production variances, production interruptions, decreases in the price for oil and natural gas, changes in competitive commodity prices, increases in the cost or unavailability of production or transportation equipment or services, general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Eos’ filings with the Securities and Exchange Commission. It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Eos Petro Company Contact

Nikolas Konstant, Chairman

Eos Petro, Inc.

+1 310.552.1555

Investor Relations Contact

Michael Briola, Partner

Anubis Partners, LLC

+1 541.482.0919

mbriola@anubispartners.com

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